MERRILL LYNCH READY ASSETS TRUST

FILE # 811- 2556

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	MEMBER OF UNDERWRITING SYNDICATE FROM WHOM FUND PURCHASED
10/10/2002	State of Cal 2002-2003 Rns and Index Notes 6/20/03	9,000,000,000	38,000,000	Goldman Sachs